EXHIBIT 24.1
POWER OF ATTORNEY
Each director and/or officer of DSW Inc. (the “Corporation”) whose signature appears below hereby appoints Peter Z. Horvath, Douglas J. Probst, and William L. Jordan as the undersigned’s attorney or any of them individually as the undersigned’s attorney, to sign, in the undersigned’s name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Corporation’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended February 2, 2008, and likewise to sign and file with the Commission any and all amendments to the Form 10-K, and the Corporation hereby appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Form 10-K and any amendments thereto granting to each attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or the undersigned’s substitute may do by virtue hereof.
     IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 30th day of March, 2008.

Signature	Title

/s/ Jay L. Schottenstein Jay L. Schottenstein	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Douglas J. Probst Douglas J. Probst	Executive Vice President and Chief Financial Officer, (Principal Financial and Accounting Officer)

/s/ Elaine Eisenman Elaine Eisenman	Director

/s/ Carolee Friedlander Carolee Friedlander	Director

/s/ Joanna T. Lau Joanna T. Lau	Director

/s/ Roger Markfield Roger Markfield	Director

/s/ Philip B. Miller Philip B. Miller	Director

/s/ James D. Robbins James D. Robbins	Director

/s/ Harvey L. Sonnenberg Harvey L. Sonnenberg	Director

/s/ Allan J. Tanenbaum Allan J. Tanenbaum	Director

/s/ Heywood Wilansky	Director
Heywood Wilansky